Exhibit 5

                                   LAW OFFICES
                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                         TWELFTH FLOOR PACKARD BUILDING
                              111 SOUTH 15TH STREET
                           PHILADELPHIA, PA 19102-2678
                                 (215) 977-2000
                            FACSIMILE: (215) 977-2334

(215) 977-2000

                                                September 16, 1997

Toll Brothers, Inc.
Toll Corp.
3103 Philmont Avenue
Huntingdon Valley, Pennsylvania 19006

                  Re:      Registration Statement on Form S-3

Gentlemen:

     As counsel for Toll Brothers, Inc. (the "Company") and Toll Corp. ("Toll"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") for filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offering from time to time of up to $18,500,000 aggregate principal amount of (i) debt securities of Toll ("Debt Securities") consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series, guaranteed by the Company, such Debt Securities to be issued from time to time by Toll, pursuant to an Indenture among Toll, the Company and one or more trustees (the "Indenture") and (ii) the Company's unconditional and irrevocable guarantees (the "Guarantees") of Debt Securities. The Debt Securities and the Guarantees are collectively referred to herein as the "Securities."

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In connection with the opinions expressed herein, we have examined, among other things, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and Toll, each as amended; resolutions of the respective Boards of Directors of the Company and Toll with respect to the filing of the Registration Statement (respectively, the "Company's Board Resolutions" and "Toll's Board



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Toll Brothers, Inc.
Toll Corp.
September 16, 1997
Page 2


Resolutions"); the registration statement on Form S-3 (Commission File Nos. 33-51775 and 33- 51775-01) declared effective by the Securities and Exchange Commission on January 6, 1994 (the "Prior Registration Statement"); the Registration Statement; the form of Indenture filed as an exhibit to the Prior Registration Statement; and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents and (v) the power and authority of all persons other than the Company and Toll signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company, Toll and others.

     We are admitted to practice in the Commonwealth of Pennsylvania and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update such opinion.

     Based upon and subject to the foregoing, and such examinations of law and such other matters as we have deemed relevant under the circumstances, it is our opinion that:

     1. When and if the definitive terms of any Debt Securities and of their issue and sale have been duly established in accordance with Toll's Board Resolutions and the provisions of the duly executed and delivered Indenture relating thereto so as not to violate any applicable law or agreement or instrument then binding on Toll, such Debt Securities have been duly executed by Toll and authenticated by the applicable Trustee under the Indenture (or authenticating agent) for the series and have been issued and delivered in the manner contemplated by the Indenture, the Registration Statement, the Prior Registration Statement and the prospectus contained therein and the applicable supplement to the prospectus, such Debt Securities will be duly authorized, legal and valid binding obligations of Toll, enforceable in accordance with their terms and entitled to the benefits provided in the Indenture, subject to applicable bankruptcy, insolvency, reorganization,



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Toll Brothers, Inc.
Toll Corp.
September 16, 1997
Page 3


moratorium and other laws affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     2. When and if the definitive terms of any Guarantees and of their issue and sale have been duly established in accordance with the Company's Board Resolutions and the provisions of the duly executed and delivered Indenture relating thereto so as not to violate any applicable law or agreement or instrument then binding on the Company, such Guarantees have been duly endorsed by the Company on the Debt Securities and have been issued and delivered in the manner contemplated by the Indenture, the Registration Statement, the Prior Registration Statement and the prospectus contained therein and the applicable supplement to the prospectus, such Guarantees will be duly authorized, legal and valid binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits provided in the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     We note that, as of the date hereof, a judgment for money in an action based on a Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Prior Registration Statement and to the incorporation by reference of the information in the Prior Registration Statement into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                Very truly yours,

                                       WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP